UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

CLEARWIRE CORPORATION

(Name of Registrant as Specified in Its Charter)

SPRINT NEXTEL CORPORATION

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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This filing consists of the following documents:

•	Customer-Facing Talking Points and FAQs for Sprint Care/Retail/Sales Departments

•	Talking Points for Sprint Customer Management (Care) agents

Customer-Facing Talking Points and FAQs for Care/Retail/Sales

What you need to know:

•	Sprint announced that it has entered into a definitive agreement to acquire the 49 percent of Clearwire that it does not currently own.

•	Clearwire provides 4G wireless broadband services to retail customers through its CLEAR brand and wholesale 4G services to other companies, including Sprint.

•	The acquisition of Clearwire will strengthen Sprint’s competitive position as we continue to deploy 4G LTE across the nation.

Talking Points

At Sprint, we believe our offer to buy the additional portion of Clearwire is better than Dish Network’s counter-proposal.

•

Dish’s per-share offer, though higher than Sprint’s offer, depends on various complex conditions and other transactions taking place, so it is uncertain when or even if it could ever be completed. Sprint’s offer does not contain any such conditions.

•	Dish’s offer also ignores Sprint’s rights as an existing majority owner of Clearwire, as well as other existing contracts and spectrum use agreements.

The Sprint proposal is the best way to maximize the value of Clearwire’s spectrum and efficiently deploy it, as we look to create a more competitive wireless communications environment for the benefit of U.S. consumers.

FAQs/Scripting

•	I have heard that Dish Network is hoping to out-bid Sprint’s offer to buy Clearwire. Is Sprint’s offer still viable?

•

Sprint believes its $2.97-per-share offer announced in mid-December represents the best option for Clearwire investors and customers. Unlike the Dish proposal, Sprint’s offer is not entangled with complex conditions and therefore offers a simpler, more viable and more immediate resolution for Clearwire shareholders. Sprint looks forward to closing its transaction with Clearwire and realizing the many benefits our combination would bring to consumers across the country.

•	What would Sprint’s purchase of Clearwire mean to me?

•

Sprint has announced a definitive agreement to acquire Clearwire. If you are a Sprint customer, you should not expect any changes. The most important thing for you to know, is that you don’t need to do anything now. If you’re a Clearwire customer, your service with will continue as usual until the transaction closes, which is subject to customary approvals and is expected to happen in mid-2013. At that time, you will receive helpful information about any changes that may affect you

•	Why is Sprint doing this?

•	Sprint plans to use the resources it is acquiring from Clearwire to continue its network enhancements and to strengthen its competitive position.

•	When will all of this transition take place?

•

Sprint and Clearwire are currently working on finalizing transition plans. After the transaction is complete, Sprint will provide you with more details about the transition plan, timing for your area and your options. In the meantime, your services will remain the same and you can get support by contacting your current Clearwire support numbers.

•

As a current Sprint customer, I am experiencing problems with my service (in xxx market). Will this acquisition make the network better? Will it make the network worse to have more customers come onto Sprint?

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Sprint is actively working to strengthen the network in your area. This acquisition is expected to enable the company to be more aggressive in completing network enhancements to provide a better customer experience.

•	Will the customers’ experience be different because of the change? Better voice quality? Data speeds? Wireless Coverage?

•

Sprint is committed to providing superior customer service and consistently earns top industry rankings among respected external sources for customer experience, corporate responsibility, products and services.

•	Former Clearwire customers transitioning to Sprint will have increased access to products, services and support through the company’s 3,500 retail locations nationwide.

•

Through Network Vision, Sprint is consolidating multiple network technologies into one new, seamless network with the goal of increasing efficiency and enhancing network coverage, call quality and data speeds for customers across the United States. In addition to deploying an enhanced 3G network, Sprint is rolling out 4G LTE across the nation.

•

While no one will have to change their current plans immediately, after the transaction has closed customers will be able to take advantage of Sprint plans which include unlimited mobile to mobile and unlimited data while on the Sprint network.

•	What should I do if I have more questions or concerns?

•

The most important thing to remember is that, for now, you don’t need to do anything; you’ll continue to interact with Clearwire the way you always have. Eventually, you will receive detailed information from Sprint telling you everything you need to know about the transition, including how to have your questions answered.

•	I was at Sprint before and switched to Clearwire due to service issues. I have no interest in moving back to Sprint. What are my options?

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We’re very sorry that you had a negative experience with Sprint. We have been working diligently to improve service in your area to provide superior service to our customers. We would like you to become and remain a customer of Sprint and encourage you to reconsider Sprint in the future as a part of this transition. Sprint will use assets from Clearwire to improve its service. Also, you might be interested to know that the American Customer Service Index has named Sprint the most improved company in customer satisfaction, across all industries, for the past two years in a row.

•	Will I be able to keep my Clear service from Clearwire after the transition? Does Sprint have a similar plan?

All customers will transition to one of Sprint’s plans at some point in time. We are reviewing all of Clearwire’s customer plans and how they compare to existing Sprint plans. We will do our best to ensure customers have comparable plans available to them. We encourage you to go to the Sprint website and review our current plans to learn more about Sprint’s competitive plans, including our Truly Unlimited data plans – while on the Sprint network – and great line-up of devices.

•	What do I do if I need technical support for my Clear service?

•	Continue to contact Clearwire as usual through the clear.com website or by calling 888-888-3113.

•	Will I be able to use my same (Clearwire) data devices after the transition?

•

Until the transaction closes, you do not have to take any action. We are in the process of reviewing how devices will be handled in the transition. Sprint will provide more information specific to each customer once the transaction is completed.

•	How does Sprint’s device portfolio compare?

•	From feature handsets to smartphones, tablets and mobile broadband cards, customers will find that Sprint carries a robust line-up of brands and devices at competitive prices.

•	My contract with Clearwire is up and I would like to move over to Sprint on my own prior to any future migration process. What is the process for that?

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Clearwire customers whose contracts have expired can move to Sprint at any time, prior to the closing of the transaction or the beginning of the transition process, without incurring an early termination charge. [Sprint: Provide details and assist with process.]

•	[Clearwire: Transfer customer to Sprint care.]

•	My contract with Clearwire is not due to expire for a while. What are my options? Will I be able to break my contract and not incur an Early Termination Fee (ETF)?

•

Your contract with Clearwire will remain in force until its termination date or until your transition to Sprint, whichever is later. Please contact Clearwire for additional information regarding your contract. We expect there would be no Early Termination Fee if you decide to move to another carrier at the time of transition. However, we want you to become a Sprint customer and will be providing you with your options in future communications. We think you’ll be pleased by the change: We are in the process of upgrading our network services, have award winning customer service, and have competitive plans and great devices. After the transaction closes, Sprint will be sending you more details about the change and the options available to you.

•	Will I still be able to go to my local Clearwire store?

•	There will be no immediate changes in the way you do business with Clearwire.

•	How do I continue to get service on my Clearwire account and assistance with any billing issues or needs?

•

You should continue to contact Clearwire for account and billing assistance the same way you always have, through the “My Account” section of clear.com or by calling Clearwire customer service, toll-free, at 888-888-3113.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed Merger between the Company and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of the Company and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and the Company’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized. None of the Company, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

###

Talking Points for Customer Management (Care) agents

Dish Network counter bid on Clearwire acquisition

Specialists: All

Customers: All

Effective Date: 1/9/13

What you need to know:

•	In December Sprint announced our intention to acquire the remaining 49% of Clearwire.

•	Sprint feels this is strategic opportunity to improve our spectrum in key markets and supports our Network Vision.

•

Recently Dish Network offered a counter bid that includes some complex conditions that ignores Sprint’s rights as an existing majority owner of Clearwire, as well as other existing contracts and spectrum use agreements.

Why you need to know it:

•

The Sprint proposal is the best way to maximize the value of Clearwire’s spectrum and efficiently deploy it, as we look to create a more competitive wireless communications environment for the benefit of U.S. consumers.

What you need to do:

•	If customers have questions, tell them they will not see any changes to their Sprint service as a result of this news. Use these discussion points to answer customers’ questions.

•	Why is Sprint interested in buying Clearwire?

•	Sprint feels this is strategic opportunity to improve our spectrum in key markets and supports our Network Vision.

•	I heard that Dish Network is hoping to out-bid Sprint’s offer to buy Clearwire. Is Sprint’s offer still viable?

•	Sprint believes its $2.97-per-share offer announced in mid-December represents the best option for Clearwire investors and customers.

•	Will this affect current Clearwire customers?

•	Current Clearwire customers can still contact Clearwire for technical support needs at the clear.com website or (888) 888-3113.

•

Clearwire customers whose contracts have expired can move to Sprint at any time, prior to the closing of the transaction or the beginning of the transition process, without incurring an early termination charge.

•	If current Clearwire customers do not wish to move to Sprint:

•	Apologize for any negative experiences with Sprint.

•	Remind them of our Network Vision roll out across the country.

•	Tell them the American Customer Service Index named Sprint the most improved company in customer satisfaction, across all industries, for the past two years in a row.

•	Always refer to our Media Policy before responding to a reporter. Refer to:

•	CST>Search>Keyword: media requests

•	CST Title: Sprint Policy for Responding to Rumors and Media Requests

•	For all public information, refer to: sprint.com/newsroom

•	To join the i-Share discussion, click here.

Cautionary statement regarding forward-looking statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed Merger between the Company and Clearwire pursuant to the Merger Agreement and the related transactions (collectively, the “transaction”). All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of the Company and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (i) any conditions imposed in connection with the transaction, (ii) approval of the transaction by Clearwire stockholders, (iii) the satisfaction of various other conditions to the closing of the transaction contemplated by the Merger Agreement, (iv) legal proceedings that may be initiated related to the transaction, and (v) other factors discussed in Clearwire’s and the Company’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

None of the Company, Clearwire or Collie Acquisition Corp. undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional information and where to find it

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the solicitation

Clearwire and its officers and directors and the Company and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.